Exhibit 99.1

Quantum Computing Inc. Completes Acquisition of NuCrypt to Advance
Quantum Communications Commercialization

HOBOKEN, NJ – MARCH 05, 2026 - Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, quantum optics and integrated photonics technology company, today announced the completion of its acquisition of NuCrypt, LLC (“NuCrypt”), a quantum communications technology company, in a transaction valued at $5 million, to be paid in a combination of cash and shares of QCi common stock (the “Transaction”).

The acquisition helps establish quantum communications as an important commercialization vertical within QCi’s broader quantum technology strategy. By integrating NuCrypt’s suite of quantum communications systems and products, QCi expects to advance its technology roadmap while extending its portfolio of quantum communications and quantum photonics solutions.

“Quantum communications is an important growth vertical for QCi and NuCrypt increases our capabilities,” said Dr. Yuping Huang, Chief Executive Officer of QCi. “Their platform and intellectual property portfolio, combined with our photonics and quantum technologies, positions us to provide scalable, commercially viable quantum communications solutions.”

Founded in 2003, NuCrypt was an early developer of commercial quantum communications technology. NuCrypt is a member of the Chicago Quantum Exchange, a leading U.S. quantum ecosystem, as well as the Quantum Economic Development Consortium (QED-C) and has in the past collaborated with other Chicago-area institutions such as Fermilab, Argonne National Laboratory, and Northwestern University.

Its technologies have been used by organizations including NASA, the U.S. Army Research Laboratory, major research universities and customers across Australia, Canada, and Europe, demonstrating global demand for its quantum communications solutions.

NuCrypt’s patent portfolio spans quantum optics, RF-photonics, and photonic signal processing, further adding to QCi’s intellectual property position and expanding its technology depth in secure communications and advanced computing applications.

“After more than 20 years as a highly specialized, independent quantum communications company, growing commercial interest and opportunities in the field suggest that now is the time to expand our footprint,” said Gregory Kanter, Managing Partner of NuCrypt. “We are very excited to join forces with QCi and we believe their quantum photonic technologies offer the promise to not only better serve our current customers but also to address exciting new market opportunities.”

Through the integration of QCi’s thin-film lithium niobate (TFLN) technology, the combined company expects to further advance NuCrypt’s product portfolio by reducing device footprint, improving robustness, enhancing performance, and improving the path toward scalable, high-volume manufacturing.

Professor Prem Kumar, a founding member of NuCrypt and Director of the Northwestern University Center for Photonic Communication and Computing added, “It’s incredibly rewarding to see a vision that began years ago in academic research evolve into a commercial quantum computing enterprise. The integration of NuCrypt’s pioneering work in quantum communications marks an important step toward realizing the full promise of quantum technologies. I am delighted to see this next generation take shape and be a part of it.”

Under the terms of the agreement, NuCrypt will initially operate as a wholly owned subsidiary of QCi.

The combined companies will showcase their integrated technologies at the upcoming OFC Conference and Exhibition from March 17-19, 2026 in Los Angeles, CA, where NuCrypt will join QCi in its booth (#5105) to highlight advancements in quantum photonics and secure communications.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is an innovative, quantum optics and integrated photonics technology company that provides accessible and affordable quantum machines and foundry services for the production of photonic chips based on thin-film lithium niobate (TFLN). QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technologies and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications.

Through its acquisition of Luminar Semiconductor, Inc., in February, 2026, QCi added to its technology roadmap while expanding technical depth, manufacturing capabilities, and its product portfolio to photonics and optics components, subsystems, and systems.

Company Contact:

John Nesbett/Zach Nevas

IMS Investor Relations

qci@imsinvestorrelations.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forecasts, generally identified by terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "enhance," "intends," "goal," "objective," "seek," "attempt," "aim to," or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of QCi and members of its management as well as the assumptions on which such statements are based. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the occurrence of any event, change or other circumstances under which the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of NuCrypt, diversion of management’s attention from ongoing business operations and opportunities, operating costs and business disruption following the Transaction, exposure to potential litigation, the integration of NuCrypt’s products and technologies with QCi, and the trajectory of QCi’s development roadmap, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.